CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-204971) on Form S-8 of White Mountain Titanium Corporation of our report dated March 25, 2016, with respect to the consolidated financial statements of White Mountain Titanium Corporation included in the annual report on Form 10-K of White Mountain Titanium Corporation for the year ended December 31, 2015.

/s/ Smythe LLP

Chartered Accountants

Vancouver, Canada
March 28, 2016